 EXHIBIT 10.22

FIRST AMENDMENT TO TRANSITION AND RETIREMENT AGREEMENT
This Amendment (this “First Amendment”) entered into as of November 5, 2019, by and between NBT Bancorp Inc., a Delaware corporation (“NBTB”), and Michael J. Chewens (“Executive”) (collectively, the “Parties”), amends the Transition and Retirement Agreement, made and entered into as of May 2, 2019, by and between the Parties (the “Retirement Agreement”). Capitalized terms used in this First Amendment but not otherwise defined herein shall have the respective meanings ascribed thereto in the Retirement Agreement.
WHEREAS, pursuant to the Retirement Agreement, Executive resigned as an officer of the Company, effective as of December 31, 2019;
WHEREAS, in connection with the appointment by the Company of a new chief financial officer, Executive desires to resign, effective as of November 11, 2019; and
WHEREAS, the Company and Executive now desire to amend the Retirement Agreement to provide for Executive's resignation, effective as of November 11, 2019.
NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, each of the parties hereto agree as follows:

1.  Resignation Date. Section 1(a) of the Retirement Agreement is hereby amended in its entirety to read as follows:

“Effective as of November 11, 2019 (the “Resignation Date”), Executive hereby resigns from any and all offices, positions, directorships, chairmanships, and/or fiduciary responsibilities of any nature or description with the Company, its affiliates, any of their respective subsidiaries, and any of their respective employee benefit plans, including without limitation his position as Senior Executive Vice President and Chief Financial Officer of NBTB and NBT Bank.”

2. Transition Period. Section 1(b) of the Retirement Agreement is hereby amended in its entirety to read as follows:

“The Parties hereby agree that: (i) Executive’s last day of employment with the Company will be March 31, 2020 (subject to earlier termination by the Company or in connection with Executive’s earlier death or Disability) (the “Retirement Date”); (ii) during the period from the date hereof through the Retirement Date (the “Transition Period”), Executive will remain an employee of the Company, as applicable, (A) in his current role and title through the Resignation Date and (B) in a transitioning role from November 12, 2019 through the Retirement Date; and (iii) during the Transition Period, Executive will assist in the transition of his duties as requested from time to time by the Company.”

3. Except as expressly provided herein, the Retirement Agreement remains unchanged and continues in full force and effect including, but not limited to, Sections 2, 4, 5, 6, 7, 8, 9, 10, 11, and 12. This First Amendment is not an amendment of or waiver to any other provision of the Retirement Agreement not expressly referred to herein and is not to be construed as an amendment, waiver or consent to any further action by any of the parties to the Retirement Agreement except as expressly provided for herein.

4. This First Amendment may be executed in one or more counterparts, and by the parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this First Amendment by facsimile transmission or by e-mail of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this consent and waiver.

5. This First Amendment shall be governed by, construed, and enforced in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof. The parties hereby designate Chenango County, New York to be the proper jurisdiction and venue for any suit or action arising out of this First Amendment. Each of the parties consent to personal jurisdiction in such venue for such a proceeding and agrees that it may be served with process in any action with respect to this First Amendment or the transactions contemplated thereby by certified or registered mail, return receipt requested, or to its registered agent for service of process in the State of New York. Each of the parties irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to this First Amendment or the transactions contemplated thereby brought in the courts aforesaid.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed or causes to be executed this First Amendment to Transition and Retirement Agreement as of the date written below.

EXECUTIVE /s/ Michael J. Chewens Michael J. Chewens	Date: November 5, 2019

NBT BANCORP INC. By: /s/ John H. Watt, Jr. John H. Watt, Jr. President & Chief Executive Officer	Date: November 5, 2019